UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2006

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, the Compensation Committee of the Board of Directors of the Company approved the 2006 Executive Bonus Plans (the "Plans") for the following executive officers: Robert E. Donahue, Roy Banks, Eugene J. DiDonato and Timothy C. O’Brien.

Messrs. Donahue, Banks, DiDonato and O’Brien are the President and Chief Executive Officer, President of Authorize.Net Business Unit, Vice President and General Counsel, and Vice President and Chief Financial Officer, respectively, of the Company.

The Plans provide for the payment of annual bonuses to the executive officers based upon the achievement of certain financial performance targets (measured by earnings/loss per share, revenue, corporate operating income, or business unit operating income or revenue, as the case may be) and, under certain circumstances, the achievement of pre-determined management goals and objectives. The Plans also provide for incremental bonuses payable to the executives (other than the Chief Executive Officer) upon achievement of certain corporate operating income targets. The foregoing description of the Plans does not purport to be complete and is qualified in its entirety by the terms and conditions of the Plans, copies of which are filed as Exhibits 99.1 and 99.2 and are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.1 2006 Corporate Executive Incentive Plan for Robert E. Donahue, Eugene J. DiDonato and Timothy C. O’Brien
99.2 2006 Business Unit Executive Incentive Plan for Roy Banks

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

February 21, 2006	By:	Timothy C. O'Brien

Name: Timothy C. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	2006 Corporate Executive Incentive Plan for Robert E. Donahue, Eugene J. DiDonato and Timothy C. O'Brien
99.2	2006 Business Unit Executive Incentive Plan for Roy Banks